Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendment thereto) with respect to the Common Shares of Advanced Semiconductor Engineering, Inc. and further agree that this agreement be included as an exhibit to such filing.  In evidence thereof, each of the undersigned hereby executed this agreement on February 15, 2008.

ASE ENTERPRISES LIMITED

By:	/s/ Jason C.S. Chang
	Name:	JASON C.S. CHANG
	Title:	Director

AINTREE LIMITED

By:	/s/ Jason C.S. Chang
	Name:	JASON C.S. CHANG
	Title:	Director

By:	/s/ Jason C.S. Chang
	Name:	JASON C.S. CHANG